Section 906 Certifications
---------------------------
I, Linwood E. Bradford, the principal executive officer of the TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of the TH Lee, Putnam Emerging Opportunities
Portfolio for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of the TH Lee, Putnam Emerging Opportunities Portfolio.

/s/Linwood E. Bradford      Date: June 25, 2004
----------------------      -------------------
Linwood E. Bradford, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, the principal financial officer of the TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of the TH Lee, Putnam Emerging Opportunities
Portfolio for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of the TH Lee, Putnam Emerging Opportunities Portfolio.

/s/Steven D. Krichmar       Date: June 25, 2004
----------------------      -------------------
Steven D. Krichmar, Principal Financial Officer